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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       November 30, 2006 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                  MIGAMI, INC.
               (Exact Name of Registrant as specified in Charter)

                          COMMISSION FILE NO. 033-03362

             Nevada                                             87-0431043
  ----------------------------                              -------------------
  (State of Other Jurisdiction                               (I.R.S. Employer
        of Incorporation)                                   Identification No.)

3701 Wilshire Boulevard, Suite 507,
Los Angeles, California                                            90010
---------------------------------------                         ------------
(Address of Principal Executive Office)                          (Zip Code)

       Registrant's Telephone Number, Including Area Code: (213) 739-1700

Item  1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On November 30, 2006, Migami, Inc. ("Company"), completed an Asset Purchase Agreement with Innovay, Inc., a California corporation ("Innovay"). The Agreement had been executed on December 22, 2005. Under the Asset Purchase Agreement, the Company acquired all of the assets and liabilities of Innovay in exchange for 18,983,976 shares of the Company's restricted common stock. Additionally, Innovay is entitled to receive an additional 52,733,266 shares of the Company's restricted common stock in the event that certain milestones are reached within one year of the closing of the Asset Purchase Agreement. The milestones are:


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                  (a) Sale of distribution rights for products ZenGen, Inc., a
California corporation (""ZenGen"), and InnoZen, Inc., a Delaware corporation ("InnoZen"), products in China, Korea, and/or Japan for $2,000,000 (US). The written agreement shall provide for the payment of $2,000,000 (US) over the initial six (6) months of the Agreement and royalties on actual sale of products. Such sale must be to a bona fide licensee; and

                  (b) Sale of distribution rights for existing Innovay cosmetic products in China, Korea, and/or Japan for $1,000,000 (US). The written agreement shall provide for the payment of $1,000,000 (US) over the initial six
(6) months of the Agreement and royalties on actual sale of products. Such sale must be to a bona fide licensee.

         As a result of the asset acquisition, the Company's main business will become the purchase of licensing rights from U.S. and European based pharmaceutical and cosmetics companies, the sublicense of these rights to Asian pharmaceutical and cosmetics companies, the distribution of such pharmaceutical products in Asia, and the distribution of such cosmetic products worldwide. The Company will no longer engage in its prior business of the development and testing of the NOxMaster(TM) technology, which is designed to reduce NOx emissions to a level substantially lower than the minimum requirements of any US state.

         Among the assets acquired are (1) License and Collaboration Agreement, dated June 15, 2005, between Innovay and ZenGen, and the Letter Amendments thereto, under which grants the exclusive right to market pharmaceutical compositions containing certain alpha-melanocyte-stimulating hormone-related peptides synthesized by ZenGen in certain parts of Asia; (2) License Agreement, dated July 18, 2005, between Innovay and InnoZen, which grants the exclusive right to market certain proprietary pharmaceutical products of InnoZen in China, Japan, and South Korea; (3) Exclusive Purchase Supply and Distributorship Agreement, dated November 14, 2006, between Innovay and New Japan Total Consulting Company, Ltd., a Japanese corporation to distribute Innovay's cosmetics products in Japan; (4) Operating and Management Agreement with Beijing Xian Ji Xun Da Technology and Development Co., Ltd. ("BXJX"), a Chinese corporation, dated June 2, 2006, under which BXJX is assisting in the development of the Chinese Market for Innovay products; (5) Supply Agreement, dated November 5, 2006, between Innovay, Inc., and BioZone Laboratories, Inc., a California corporation ("BioZone"), under which BioZone is to manufacture certain proprietary cosmetic products for Innovay.; (6) a small amount of accounts receivable; and (7) a small amount of working capital.

         The products and technology being acquired include the following:


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                                 PHARMACEUTICALS
                                 ---------------

                                   TECHNOLOGY
                                   ----------

BI-LAYER FILM TECHNOLOGY
------------------------

         Innovay holds the license rights for all of Asia for Bi-Layer Film Tech-nology, which enables the delivery of an active drug in a thin film strip.

NASAL GEL DELIVERY TECHNOLOGY
-----------------------------

         Innovay holds the license rights for Australia, Malaysia, Japan, China, New Zealand, Philippines, Thailand, and Korea for Nasal Gel Delivery Technology, which is known as a Nasal Transmucosal delivery system. This technology enables the delivery of an active drug in a viscous gel to systemic circulation through the nasal membrane.

ORAL TIME-CONTROLLED DELIVERY SYSTEM
------------------------------------

         Innovay is in the process of developing an oral time-controlled delivery system in China. When developed, Innovay anticipates that this system will allow the delivery of the active ingredients in oral medications to be delivered to the taker on a timed controlled-release basis. However, this delivery system is not completed and there can be no assurance that it will be successfully completed.

                                  ETHICAL DRUGS
                                  -------------

COZ002S. Innovay acquired rights to several peptide molecules related to alpha-melanocyte-stimulating hormone ("Peptide") to treat infection and inflammation of the vagina associated with a variety of diseases and conditions. The drug is patented, and is waiting for U.S. FDA approval.

                                    COSMETICS
                                    ---------

QUSOME AND INFLACIN TECHNOLOGIES.
--------------------------------

Innovay holds an Exclusive Supply Agreement from BioZone which utilizes certain proprietary technology, including, but not limited to, Qusome and Inflacin technologies, production formulae, and manufacturing processes in the manufacture of all of Innovay's cosmetic products.

COSMETIC PRODUCTS
-----------------

         WRINKLE REMOVER. The wrinkle remover tightens the skin around the eyes, smoothing out unsightly fine wrinkles in five minutes. The effects are very beneficial to the appearance and last up to twelve hours. In addition, everyday use of the wrinkle remover has long term appearance benefits as well. To date, all Innovay sales have been of this product.


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         ANTI-AGING CREAM. The anti-aging cream helps reverse the skin cells'
aging process. Immediately after applying to the skin, the active ingredients enter the skin cell's mitochondria, increases cellular respiration and ATP production thus, allowing the cells to function at a younger level.

         DARK CIRCLE REMOVER. Free of irritants and irritating ingredients, the dark circle remover effectively enhances the user's natural ability to prevent dehydration of the skin, refines the eye areas, and restores the skin's elasticity and brightness.

         WHITENING PRODUCT. The whitening product removes free radicals, protects collagen and liposome from damage caused by free radicals, and hence reduces the harmful effects to human skin.

         The liabilities being acquired consist of a small amount of trade payables and the remaining balance due to ZenGen and InnoZen on the respective licenses in the amount of $2,456,725, payable over the next approximately thirteen (13) months.

         Upon completion of the Asset Purchase Agreement, the then-existing officers and directors were to resign and new officers and directors were to be appointed.

         On November 30, 2006, Pollution Control, Ltd, a Bahamian corporation ("PCL"), controlled by Lionel Simons (the Company's former president), exercised its option to acquire Kleenair Systems of North America, Inc., a Nevada corporation ("KSNA"), for the sum of $1,800,000. PCL had acquired a three year Option to acquire all of the assets of the Company under an Option Agreement, dated effective January 1, 2006, between the Company and PCL. For the initial five years from the date of exercise, the $1,800,000 purchase price was to be paid at the rate of fifty percent of the eight percent royalty payments actually received by KSNA under the Agreement for Assignment of Intellectual Property, dated effective August 29, 2005, with Kleenair Systems International, PLC, which was to be assigned to KSNA prior to the exercise of PCL's Option. Any unpaid balance as of the 5 year anniversary date of the exercise of the Option is to be paid on the five (5) year anniversary date. PCL or KSNA may prepay the balance due at any time.

         Prior to the exercise of the Option, the following assets were to be transferred to KSNA in order to permit PCL to acquire such assets on exercise of the Option:

         a. All contracts between the Company and Kleenair Systems International, PLC, a UK corporation ("KSIP"), including, without limitation, the License Agreement, dated effective August 29, 2005, and the Agreement for Assignment of Intellectual Property, dated effective August 29, 2005;


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         b. All cash assets of the Company;

         c. All intellectual property rights (including all related software) and other rights relating to any technology which pertains to any engine emissions reduction system or any related technology and all related products and spares manufactured or sold for such use, including any accounts receivable for same.,

         d. All contracts and contract rights of Company immediately before the closing, including the agreements with AirTek, Inc., Dinex, Inc., Extengine Transport Systems LLC, and Chong Qing Qinchuan Industry Group Co., Ltd.;

         e. All revenue generated by the assets being transferred to KSNA;

         f. All bank accounts of the Company, as of the closing date;

         g. All stock in Carbon Cloth Technologies, Inc., a California corporation ("CCT") and all of its assets and all stock held by the Company in KSIP;

         h. The name "Kleenair Systems, Inc.", and all related trademarks and copyrights; and

         i. All depreciable assets of the Company immediately prior to the closing of the Asset Purchase agreement.

         Additionally, the closing of the Asset Purchase Agreement triggered the effectiveness of the Consulting Agreement, dated December 21, 2005, between PCL and the Company. Under the Consulting Agreement, PCL has also been retained to provide consulting services to the Company with respect to its historical operations, changes required by reason of the Asset Purchase and the Company's business in China and the United Kingdom after the closing, and various other matters, including the management and acquisition of assets by the Company and Company operations in China and the United Kingdom. The services are to be provided by Lionel Simons personally to the extent practicable. The Consulting Agreement has a two (2) year term and PCL is to be paid 750,000 restricted Company shares per year on the commencement date of the Agreement and on its one year anniversary date. The Consulting Agreement was not to go into effect until the acquisition of Innovay's assets was completed and if the acquisition did not occur for any reason, the Consulting Agreement was to be null and void.


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Item  2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         As of November 30, 2006, the Company completed its acquisition of Innovay's assets in accordance with the terms of the Asset Purchase Agreement, described in Item 1.01 above. The principal assets which were acquired consisted of (1) License and Collaboration Agreement, dated June 15, 2005, between Innovay and ZenGen and the Letter Amendments thereto, under which grants the exclusive right to market pharmaceutical compositions containing certain alpha-melanocyte-stimulating hormone-related peptides synthesized by ZenGen in certain parts of Asia; (2) License Agreement, dated July 18, 2005, between Innovay and InnoZen, which grants the exclusive right to market certain proprietary pharmaceutical products of InnoZen in China, Japan, and South Korea;
(3) Exclusive Purchase Supply and Distributorship Agreement, dated November 14, 2006, between Innovay and New Japan Total Consulting Company, Ltd., a Japanese corporation, to distribute Innovay's cosmetics products in Japan; (4) Operating and Management Agreement with Beijing Xian Ji Xun Da Technology and Development Co., Ltd. ("BXJX"), a Chinese corporation, dated June 2, 2006, under which BXJX is assisting in the development of the Chinese Market for Innovay products; (5) Supply Agreement, dated November 5, 2006, between Innovay and BioZone, under which BioZone is to manufacture certain proprietary cosmetic products for Innovay.; (6) a small amount of accounts receivable; and (7) a small amount of working capital.

         The Innovay assets were acquired for 18,983,976 shares of the Company's restricted common stock and the right to receive an additional 52,733,266 shares of the Company's restricted common stock in the event that certain milestones are reached on, or before, November 30, 2007. Prior to the acquisition, there was no material relationship between the Company and Innovay.

         On November 30, 2006, the Company sold all of the issued and outstanding shares in KSNA to PCL pursuant to an Option Agreement, dated effective January 1, 2006. The KSNA stock was sold for the sum of $1,800,000. For the initial five (5) years from the date of exercise, the $1,800,000 purchase price is to be paid at the rate of fifty percent (50%) of the eight percent (8%) royalty payments actually received by KSNA under the Agreement for Assignment of Intellectual Property, dated effective August 29, 2005, with Kleenair Systems International, PLC. Any unpaid balance as of the five (5) year anniversary date of the exercise of the Option is to be paid on the five (5) year anniversary date. The balance due may be prepaid at any time.

         Under the terms of the Option, all of the Company's assets were transferred to KSNA in order to permit PCL to acquire such assets on the exercise of the Option. The principal assets acquired were (1) All contracts between the Company and KSIP; (2) All cash assets of the Company; (3) All intellectual property of the Company; (4) All contracts and contract rights of Company immediately before the closing, including the agreements with AirTek, Inc., Dinex, Inc., Extengine Transport Systems LLC, and Chong Qing Qinchuan Industry Group Co., Ltd.; (5) All revenue generated by the assets being transferred to KSNA; (6) All bank accounts of the Company, as of the closing date; (7) All stock in CCT and all of its assets and all stock held by the Company in KSIP; (8) The name "Kleenair Systems, Inc." and all related trademarks and copyrights; and (9) All depreciable assets of the Company immediately prior to the closing of the Asset Purchase agreement.


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         PCL is a Bahamian corporation controlled by Lionel Simons, the
Company's prior president, a former Director of the Company, and a former large shareholder. The $1,800,000 Option exercise price was developed based upon the Company's market cap in December, 2005. During that period, the public share price was approximately $.03 per share which was multiplied by the approximately 60,000,000 shares of stock which were issued and outstanding at the time. This resulted in an exercise price of $1,800,000.

Item  3.02.  UNREGISTERED SALE OF EQUITY SECURITIES.

         On November 30, 2006, 18,983,976 shares of the Company's restricted common stock were issued to Innovay, in exchange for all of the assets and liabilities of Innovay.

         On November 30, 2006, 750,000 shares of the Company's restricted common stock were issued to PCL as a payment for prospective consulting services under a Consulting Agreement between the Company and PCL.

         In issuing these shares, the Company is relying on Rule 506 of Regulation D of the Securities Act of 1933, as amended. Both transactions qualify as a "business combination" as defined in Rule 501(d).

Item 5.01. CHANGES IN CONTROL OF REGISTRANT.

         On November 30, 2006, Innovay acquired control of the Company as a result of the Company's acquisition of the assets of Innovay. As a result of the asset purchase, Innovay received 18, 983,976 of the common stock of the Company. This is equal to 58.58% of the issued and outstanding voting stock of the Company. There is no arrangement or understanding between Innovay and its affiliates, on the one hand, and prior management and their affiliates, on the other hand.

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

         On November 30, 2006, Lionel Simons resigned as an officer and director of the Company and Les Berriman resigned as a director. Before they resigned, they elected John Park to serve as a director of the Company. The resignations of Messrs. Simons and Berriman were not for cause and were not the result of any disagreement between them and the Company.

         On November 30, 2006, John Park, Tehan Oh, Dr. Young Suh, DDS, M.S., and Henry Van Leung Cheung were elected as directors of the Company. The new Board of Directors appointed Mr. Park to serve as Chief Executive Officer, President, and Chief Financial Officer and Tehan Oh was appointed to serve as secretary of the Company.


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John Park, age 39, has served as the president of Innovay since January, 2005.
Prior to joining Innovay, from February 2003 to January, 2005, Mr. Park worked as Vice President of Mira Life Group, a cosmetic company, where he raised capital for market launch and distribution in Asia. From 1997 to February 2003, Mr. Park was the Chief Marketing Director of Paradigm Capital Management, a JK Park Fund. Previously, Mr. Park managed a large portfolio of funds investing in various different hedge funds. Throughout his career, Mr. Park has been involved in creating and bringing to the marketplace new technologies in the areas of cosmeceuticals and OTC drugs designed to promote a healthier life. Mr. Park holds a BS and MBA from Brigham Young University.

Tehan Oh, age 51, joined Innovay as an officer and director in 2006. Mr. Oh received a BS-EE degree from Kwang Woon University in Korea in 1980 and a MBA from Seoul National University in 2001. Prior to joining Innovay, Mr. Oh founded Opicom Company Limited ("OCL"), a large Korean fiber optics company, in 1994 and served as its CEO from 1994 through 2001. In 2000, OCL went public in Korea. OCL was acquired by PSL Corporation, a California corporation, in 2002. PSL Corporation is involved in the ownership and management of various corporations. Mr. Oh is the CEO and a founder of PSL Corporation. Mr. Oh is also a founder and CEO of Amerix Group, Inc., a California corporation. Founded in 1991, Amerix Group, Inc., is an international distributor of high-technology components such as semiconductors and telecommunications equipment. The company has offices in the U.S. and South Korea. Mr. Oh currently serves on the Board of Directors of PSL and Amerix Group, Inc.

Young Suh, DDS, MS, age 45, is presently an Associate Professor in Advanced Periodontics and Implant Surgery Department. Dr. Suh also maintains a private dental practice in Periodontics and Implant Surgery in Los Angeles, California. In addition to his professional expertise, Dr. Suh's academic credentials provide him entry into the Asian pharmaceutical marketplace through his seminars, conferences and speaking engagements. Dr. Suh holds DDS and MS degrees from the Loma Linda Dental School at Loma Linda University.


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Henry Yan Leung Cheung, age 55, holds a Bachelor of Commerce (Hon.) from
McMaster University located in Hamilton, Ontario, Canada. Mr. Cheung is a Chartered Accountant in Canada and since 1987, Mr. Cheung has been a Fellow of the Hong Kong Society of Accountants. From 1973 through 1979, Mr. Cheung worked with Deloite in Toronto, Canada and from 1979 through 1984, Mr. Cheung was the CEO of CCM, Ltd., in West Africa. Since 1985, Mr. Cheung has worked as a self-employed management consultant in Toronto and as an M&A and Corporate Finance partner in Longtex Capital Ltd. in Hong Kong. Mr. Cheung is also the CEO and a shareholder of Pamarly Development Limited and the CFO and a shareholder of Carnival International Holdings Limited, Asia Link Investments Limited, and Goldway Investments, Ltd.

         There is no family relationship between any of our current and proposed officers and directors. There has been no transaction between the Company and Mr. Park, Mr. Oh, Dr. Suh, or Mr. Cheung during the past two years.

         Mr. Park shall receive a salary of $140,000 per year commencing on December 1, 2006. Mr. Oh shall receive no salary. No director shall be compensated for serving as a director.

Item 8.01. OTHER EVENTS.

         The Company is also taking this opportunity to advise its shareholders that it has recently discovered that it does not have a class of securities which have been registered under Section 12(g) of the Securities Exchange Act of 1934. In the past, the Company has erroneously filed various periodic reporting documents representing that its common stock is so registered. Within a short period of time after the filing of this 8-K, the Company intends to register shares of its common stock under the Securities Exchange Act.

         Additionally, the Company is taking this opportunity to advise its shareholders that as a result of the closing of the asset purchase, under Nevada law, a stockholder is entitled to dissent from, and obtain payment for the fair value of his or her shares in accordance with the terms of the NEVADA REVISED STATUTES. Additionally, Section 78.3793 of the NEVADA REVISED STATUTES expressly provides that upon a change in the control of the corporation as will occur under the asset purchase agreement, any stockholder other than the acquiring stockholder and other than any stockholder voting for the corporate action giving rise to the change in control shall have dissenter's rights and may obtain payment of the fair value of his shares in accordance with the terms of the Statute. Within the next few days, the Company will send out a notice to all shareholders of record as of December 19, 2006, advising them as to the details of their dissenters' rights.

                                   Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 4, 2006                          /s/ John Park
                                                 --------------------
                                                 John Park, President


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